Exhibit 10.15

                  AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") effective as of the 1st day of July 1997, by and among MARKETING SERVICES GROUP, INC., a Nevada corporation ("MSGI" or the "Purchaser"); PII MERGER CORP., a New York corporation and a wholly-owned subsidiary of MSGI ("Merging Subsidiary"); PEGASUS INTERNET, INC., a New York corporation ("Pegasus" or "the Company"); ROBERT BOURNE, an individual ("RB"); J. JEREMY BARBERA, an individual ("JJB"); ROBERT K. BOURNE, an individual; ("RKB"); and KATHLEEN R. BOURNE, an individual ("KRB"; together with RB, JJB, and RKB, the "Shareholders").

                              W I T N E S S E T H:

                  WHEREAS, MSGI, Merging Subsidiary, PII and the Shareholders deem it to be desirable and in the best interests of each corporation that MSGI acquire Pegasus such that all of the issued and outstanding shares of capital stock of Pegasus be acquired by MSGI pursuant to a merger (the "Merger") as described herein;

                  WHEREAS, MSGI has formed PII Corp. as a wholly-owned subsidiary ("Merging Subsidiary") under the Business Corporation Law of the State of New York (the "BCL") for the purpose of merging it with Pegasus pursuant to the applicable provisions of the BCL and the terms of this Merger Agreement;

                  WHEREAS, subject to the terms and conditions of this Merger Agreement, MSGI and Pegasus desire to cause Merging Subsidiary to be merged with and into Pegasus, Pegasus and Merging Subsidiary shall be referred to herein as the "Constituent Corporations"; and

                  WHEREAS, it is the express intention of MSGI, Merging Subsidiary and Pegasus that the Merger constitute a plan of reorganization intended to qualify for federal income tax purposes as a "reorganization" within the meaning of IRC Sections 368(a)(1)(A) and 368(a)(2)(E):

                  NOW,   THEREFORE,    in   consideration   of   the   premises,
representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  THE MERGER.
                  1.1    The Merger.
At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions of this Agreement, Merging Subsidiary shall be merged with and into Pegasus (the "Merger") in accordance with the BCL. Pegasus shall be the surviving corporation (the "Surviving Corporation") in the Merger. As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or canceled in the manner provided in Article 2.

                  1.2    Effective Time.
At the  Closing  (as  defined in Section  1.3),  a  certificate  of merger  (the
"Certificate of Merger") shall be duly prepared and executed by Pegasus and Merging Subsidiary and thereafter delivered to the Secretary of State of the State of New York (the "Secretary") on, or as soon as practicable after, the Closing Date (as defined in Section 1.3). The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary (the date and time of such filing being referred to herein as the "Effective Time").

                  1.3    Closing.
The closing of the Merger (the "Closing") will take place at the offices of Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York 10019-4315, on July 11, 1997 or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, provided that the closing conditions set forth in Article 5 have been satisfied or, if permissible, waived in accordance with this Merger Agreement, or on such other date as the parties hereto mutually agree (the "Closing Date").

                  1.4 Certificate of  Incorporation  and Bylaws of the Surviving
                      Corporation.
At the Effective Time, (i) the Certificate of Incorporation of Pegasus as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of Pegasus as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation, and such Bylaws.

                  1.5    Directors of the Surviving Corporation.
From and after the Effective Time, the directors of the Surviving Corporation shall be JJB and RB. The directors of the Surviving Corporation shall serve until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                  1.6    Effects of the Merger.
Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the BCL.

2.  STATUS AND CONVERSION OF SECURITIES.
                  2.1    Stock of Pegasus.
     (a) Pegasus. Each share of common stock, without par value, of Pegasus ("Pegasus Common Stock") issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive (i) 3,000 shares of common stock, par value $0.01 per share, of MSGI ("MSGI Common Stock") for a total of 600,000 shares of MSGI Common Stock (the "Stock Consideration"), except that any shares of Pegasus Common Stock held in Pegasus' treasury or owned by Pegasus or Merging Subsidiary at the Effective Time shall be canceled without payment of any consideration thereof and (ii) $1,000 in cash for a total of $200,000 in cash (the "Cash Consideration"). Each Shareholder shall receive a portion of the Cash Consideration equal to the product (x multiplied by y) of (x) $200,000 divided by the total number of shares of Pegasus Common Stock outstanding, and (y) the number of shares of Pegasus Common Stock held by such Shareholder.

     (b) Exchange of Pegasus Common Stock. At the Effective Time, MSGI shall deliver to its transfer agent instructions to forthwith issue from its authorized but unissued shares and distribute to holders of certificates representing shares of Pegasus Common Stock, upon surrender to MSGI of such certificates for cancellation, together with a duly-executed stock power, if applicable, one or more certificates representing the number of whole shares of MSGI Common Stock into which the shares represented by the certificate(s) shall have been converted pursuant to Sections 2.1(a) and the certificate(s) so surrendered shall be canceled. Such instructions shall be accompanied by an opinion of MSGI's counsel, sufficient in form and scope to cause the transfer agent to comply with MSGI's instructions. Upon surrender of his or her Pegasus shares, each shareholder of Pegasus prior to the Effective Time shall be deemed the owner of the number of MSGI shares into which such Pegasus shares are to be converted pursuant hereto.

     (c) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Pegasus Common Stock that were outstanding immediately prior to the Effective Time. As of the Effective Time, the holders of certificates representing shares of Pegasus Common Stock shall cease to have any rights as shareholders of Pegasus, except such rights, if any, as they may have pursuant to New York law. Except as provided above, until such certificates are surrendered for exchange, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of MSGI Common Stock into which the shares of Pegasus Common Stock have been converted by the Merger as provided in Sections 2.1(a) hereof.

     (d)  Dissenters'   Rights.  All  of  the  Shareholders   hereby  waive  any
     dissenters' rights under New York Law.

                  2.2    Stock of Merging Subsidiary.
Each share of common stock, par value $.01, of Merging Subsidiary shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Pegasus Common Stock, which will be registered in the name of MSGI.

                  2.3    Other Transactions at Closing.
In addition to the transactions referred to in this Article 1 above, at the Closing, Pegasus shall deliver to the Purchaser the following:
                  (a) The minute books, stock certificate books, stock transfer ledgers, and corporate seals of the Company;
                  (b) Certificates of Good Standing, with "bring down" telegrams or similar documentation, as to the Company issued by the appropriate governmental authorities of the State of New York and each state in which the Company is qualified to do business;
                  (c) Certified copy of the Certificate of Incorporation of the Company, and all amendments thereto, certified by the Secretary of State of the State of New York; and
                  (d) A copy of the Bylaws of the Company, certified by the secretary or assistant secretary thereof as being true, complete, and correct.

3. REPRESENTATIONS AND WARRANTIES OF PEGASUS AND THE SHAREHOLDERS.
                  Pegasus and each of the Shareholders, jointly and severally, represent and warrant to the Purchaser as follows:

                  3.1    Organization and Qualification.
The Company does not own any capital stock of any corporation or any interest in any joint venture, partnership, association, trust, or other entity. The business and operations of the Company are conducted solely by and through the Company. Schedule 3.1 correctly sets forth the Company's place of incorporation, principal place of business, and jurisdictions in which it is qualified to do business. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities, and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. To the best of the Shareholders' and the Company's knowledge, the Company is duly qualified to transact the business in which it is now engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

                  3.2    Capitalization.
The authorized capital stock of the Company consists of 200 shares of Pegasus Common Stock, all of which shares are outstanding. Each of such outstanding shares of Pegasus Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders, and is owned of record and beneficially by the Shareholders as set forth on Schedule 3.2 attached hereto. The Pegasus Common Stock is owned by the Shareholders free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company. There is no outstanding security or other instrument convertible into or exchangeable for capital stock of the Company.

                  3.3    Financial Condition.
Pegasus has delivered to the Purchaser true and correct copies of the following: the balance sheets of the Company as of December 31, 1995 and 1996 and March 31, 1997, the statements of income, statements of retained earnings, and statements of cash flows of the Company for the years ended December 31, 1995 and 1996, and for the six months ended March 31, 1997. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of the Company as of its date; each such statement of income and statement of retained earnings presents fairly the results of operations of the Company for the period indicated and their retained earnings as of the date indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. To the best of the Shareholders' and the Company's knowledge, the Company understands that the financial statements referred to in this Section
3.3 have been prepared by management of the Company and are in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are in accordance with the books and records of the Company and are capable of being audited by independent certified public accountants in accordance with generally accepted accounting standards. Since March 31, 1997:

(a) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or, to the Shareholder's knowledge, the future prospects of the Company.

(b) The Company has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of the Company.

(c) The operations and business of the Company have been conducted in all material respects only in the ordinary course.

(d) The Company has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

There is no fact known to the Shareholders, which materially and adversely affects or in the future (as far as the Shareholders can reasonably foresee) may materially and adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company; provided, however, that the Shareholders express no opinion as to political or economic matters of general applicability.

                  3.4    Tax and Other Liabilities.
(a) The Company has no known liability of any nature, accrued or contingent, including without limitation liabilities for Taxes (as defined in Section 3.4(f) and liabilities to customers or suppliers, other than the following:
                            (i) Liabilities  for which full  provision  has been
                                made, except Taxes, on the balance sheet (the "Last Balance Sheet") as of March 31, 1997 (the "Last Balance Sheet Date"); and
                            (ii)Other liabilities arising since the Last Balance
                                Sheet Date and prior to the Closing, including Taxes, in the ordinary course of business which are not materially inconsistent with the representations and warranties of any Shareholder or any other provision of this Merger Agreement.
(b) Without limiting the generality of Section 3.4(a):
                            (i) The  Company  and  any  combined,  consolidated,
                                unitary or affiliated group of which the Company is or has been a member prior to the Closing
                                Date: (i) has paid all Taxes required to be paid on or prior to the Closing Date (including, without limitation, payments of estimated Taxes) for which the Company could be held liable, except for Taxes which are being contested in good faith and by appropriate proceedings; and
                                (ii) has accurately and timely filed (or filed an extension for), all federal, state, local, and foreign tax returns, reports, and forms with respect to such taxes required to be filed by them on or before the Closing Date.
                            (ii)The amount set up as provisions for Taxes on the
                                Last Balance Sheet are sufficient for all accrued and unpaid Taxes of the Company, whether or not due and payable and whether or not in dispute, under tax laws as in effect on the Last Balance Sheet Date or now in effect, for the period ended on such date and for all periods prior thereto.
(c) There is no material dispute or claim concerning any liability for Taxes of the Company either (i) claimed or raised by any authority in writing, or (ii) as to which the Company has knowledge based upon personal contact with any agent of such authority.
(d) Schedule 3.4 sets forth all federal, state, local and foreign income tax returns filed with respect to the Company for taxable periods on or after January 1, 1994 ("Tax Returns"), indicates those Tax Returns that currently are subject to audit. The Company has delivered or made available to Purchaser complete and correct copies of all Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by the Company since January 1, 1994. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.
(e) The Company has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has not made any payments, nor is it obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payment that will not be deductible under Section 280G of the Code. The Company will not have any liability on or after the Closing Date pursuant to any tax sharing or tax allocation agreement. The Company has no liability for the Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.
(f) For purposes of this Merger Agreement, "Taxes" shall mean all federal, state, local or foreign taxes, assessments, duties which are payable or remittable by the Company or levied upon the Company or any property of the Company, or levied with respect to its assets, franchises, income, receipts, including, without limitation, import duties, excise, franchise, gross receipts, utility, real property, capital, personal property, withholding, FICA, unemployment compensation, sales or use, withholding, governmental charges (whether or not requiring the filing of a return), and all additions to tax, penalties and interest relating thereto.

                  3.5    Litigation and Claims.
There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to the Shareholders) with respect to the Company, or any of its respective businesses, properties, or assets. The Company is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of the Shareholders is any union attempting to represent any employee of the Company as collective bargaining agent. To the best of the Shareholders' and the Company's knowledge, the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is the Company required to take any action in order to avoid such violation or default.

                  3.6    Properties.
     (a) The Company owns no real property. Set forth on Schedule 3.6(a) is a list of all real property leased by the Company.
     (b) Set forth in Schedule 3.6(b) is a true and complete list of all personal properties and assets (other than real property) owned by the Company or leased or licensed by the Company from or to a third party. All such properties and assets owned by the Company are reflected on the Last Balance Sheet (except for acquisitions subsequent to the Last Balance Sheet Date which are noted on Schedule 3.6(b)). All such properties and assets owned, leased, or licensed by the Company are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of the Company excepted).
     (c) All accounts and notes receivable reflected on the Last Balance Sheet, or arising since the Last Balance Sheet Date, have been collected, or are believed to be collectible in the ordinary course subject to adjustment consistent with industry standards.
     (d) No real property owned, leased, or licensed by the Company lies in an area which is, or to the knowledge of Sellers will be, subject to zoning, use, or building code restrictions that would prohibit the continued effective ownership, leasing, licensing, or use of such real property in the business which the Company is now engaged.
     (e) The Company has not caused or permitted its respective businesses, properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in this Section 3.6(e)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in this Section 3.6(e)) of any Hazardous Substance on or off the site of any property of the Company. The term "Hazardous Substance" shall mean any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substance, as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant, as defined by 42 U.S.C. ss.9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation. The term "Release" shall have the meaning set forth in 42 U.S.C. ss.9601(22).

                  3.7    Contracts and Other Instruments.
Schedule 3.7 accurately and completely sets forth a list of all material contracts, agreements, loan agreements, instruments, leases, licenses, arrangements, or understandings with respect to the Company not otherwise identified in this Agreement or on any other Schedule hereto. To the best of the Shareholders' and the Company's knowledge, each such contract, agreement, loan agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the Company and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to it in accordance with its terms. To the best of the Shareholders' and the Company's knowledge, the Company is not in violation, in breach of, or in default with respect to any material terms of any such contract, agreement, loan agreement, instrument, lease, or license. Except for employment agreements and as disclosed in Schedule 3.7, the Company is not a party to any contract, agreement, loan agreement, instrument, lease, license, arrangement, or understanding with, any Shareholder or any director, officer, or employee of the Company, or any relative or affiliate of any Shareholder or of any such director, officer, or employee. The stock ledgers and stock transfer books and the minute book records of the Company relating to all issuances and transfers of the shareholders of the Board of Directors and committees thereof of the Company since its incorporation made available to the Purchaser are the original stock ledgers and stock transfer books and minute book records of the Company or exact copies thereof.

                  3.8    Employees.
     (a) The Company does not have and it does not contribute to, any pension, profit sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and does not have any obligation to or non-customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, other than a 401(k) plan as described on Schedule 3.8(a) hereof.
     (b) Schedule 3.8(b) contains a true and correct statement of the names, relationship with the Company, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the twelve month period ending June 30, 1997 of each employee of the Company. Since June 30, 1997, the Company has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program been instituted or amended to increase benefits thereunder.

                  3.9    Patents, Trademarks, Et Cetera.
Except as disclosed on Schedule 3.9, the Company does not own or have pending, or is licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles"). Those Intangibles listed on Schedule 3.9 are in good standing and uncontested. Neither any Shareholder, any director, officer, or employee of the Company, nor any relative or affiliate of any Shareholder or of any such director, officer, or employee, possesses any Intangible which relates to the business of the Company. There is no right under any Intangible necessary to the business of the Company as presently conducted, except such as are so designated in Schedule
3.9. To the best of the Shareholders' and the Company's knowledge, the Company has not infringed, is not infringing, and has not received notice of infringement with regard to asserted Intangibles of others. To the knowledge of the Shareholders, there is no infringement by others of Intangibles of the Company.

                  3.10   Questionable Payments.
To the best of the Shareholders' and the Company's knowledge, none of the Company, any director, officer, agent, employee, or other person associated with or acting on behalf of the Company has, directly, or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Company; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

                  3.11   Authority to Merge.
     (a) The Company and each of the Shareholders has the capacity to execute, deliver, and perform this Merger Agreement. This Merger Agreement has been duly executed and delivered by the Company and each of the Shareholders, is the legal, valid, and binding obligation of each of the Shareholders, and is enforceable as to each of them in accordance with its terms. None of the Company nor any of the Shareholders is under any contractual restriction or obligation which is inconsistent with the execution and performance of this Merger Agreement. Neither the Company nor any of the Shareholders has any knowledge of any consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal that is required by the Company, or any Shareholder for the execution, delivery, or performance of this Merger Agreement by the Company and the Shareholders.
     (b) No consent of any party to any material lease, license, distribution, agency, consulting, employment, financing, lending, installment sale or conditional sale, security, pledge, guarantee, or other agreement, arrangement, or understanding to which the Company or any Shareholder is a party, or to which any of its or his properties or assets are subject, is required for the execution, delivery, or performance of this Merger Agreement, except as disclosed in Schedule 3.11. Neither the Company nor any Shareholder has made any agreement or understanding not approved in writing by the Purchaser as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Merger Agreement. The execution, delivery, and performance of this Merger Agreement by the Company and the Shareholders will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under such lease, license, distribution, agency, consulting, employment, financing, lending, installment sale or conditional sale, security, pledge, guarantee, or other agreement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or bylaws of the Company or, to the Shareholders knowledge, violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company, or to which any of its operations, business, properties, or assets are subject.

                  3.12   Nondistributive Intent.
Each Shareholder is acquiring the shares of MSGI Stock to be issued hereunder to him for his own account (and not for the account of others) for investment and not with a view to the distribution thereof. No Shareholder will sell or otherwise dispose of such shares without registration under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom, and the certificate or certificates representing such shares may contain a legend to the foregoing effect. Each Shareholder understands that he may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act.

4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.
                  The Purchaser represents and warrants to Pegasus and the Shareholders as follows:
                  4.1    Organization.
MSGI is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Merging Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of New York. MSGI and Merging Subsidiary have all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in every state of the United States in which the conduct of the business of MSGI or Merging Subsidiary, as the case may be, or the ownership of such properties and assets requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of MSGI and its subsidiaries taken as a whole.

                  4.2    Validity of Shares.
The Shares of MSGI Stock to be delivered to the Shareholders pursuant to this Merger Agreement, when issued in accordance with the terms and provisions of this Merger Agreement, will be validly authorized, validly issued, fully paid, and nonassessable.

                  4.3    Authority to Merge.
The Purchaser and Merging Subsidiary have all requisite power and authority to execute, deliver, and perform this Merger Agreement. All necessary corporate proceedings of the Purchaser and Merging Subsidiary have been duly taken to authorize the execution, delivery, and performance of this Merger Agreement by the Purchaser. This Merger Agreement has been duly authorized, executed and delivered by the Purchaser and Merging Subsidiary, is the legal, valid, and binding obligation of the Purchaser and Merging Subsidiary, and is enforceable as to them in accordance with its terms.

                  4.4    SEC Reports.
Since April 25, 1995, MSGI has filed all reports, registrations, proxy or information statements and all other material documents, together with any amendments or supplements required to be made thereto ("SEC Reports"), required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and MSGI has heretofore made available to the Shareholders true copies of all such reports. As of their respective dates, such reports referred to herein complied, as of their respective dates, in all material respects with all rules and regulations promulgated by the SEC and did not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or omit to state any fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading. With respect to the SEC Reports filed by MSGI with the SEC prior to April 25, 1995, MSGI has no knowledge that such reports contained any material misstatements or omissions.

5.  CONDITIONS TO OBLIGATIONS OF THE PURCHASER.
                  The obligations of the Purchaser under this Merger Agreement are subject, at the option of the Purchaser, to the following conditions:
                  5.1    Accuracy of Representations and Compliance With
                         Conditions.
All representations and warranties of the Company and the Shareholders contained in this Merger Agreement shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by the Company and the Shareholders and regardless of knowledge or lack thereof on the part of the Company and the Shareholders or changes beyond its or their control; as of the Closing, the Company and the Shareholders shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Merger Agreement; and the Purchaser shall have received a certificate executed by the Company and each of the Shareholders, dated the date of the Closing, to that effect.

                  5.2    Opinion of Counsel.
The Company and the Shareholders shall have delivered to the Purchaser on the date of the Closing the opinion of counsel to the Company and the Shareholders, dated as of the Closing Date, in form and substance satisfactory to counsel for the Purchaser, substantially to the effect that:
     (a) The Company is a corporation validly existing and in good standing under the laws of the State of New York, with all requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged.
     (b) The Company is duly qualified to transact the business in which it is now engaged.
     (c) The authorized and outstanding capital stock of the Company is as set forth in Section 3.2 of this Merger Agreement, and all the outstanding shares of capital stock of the Company are validly authorized, validly issued, fully paid, and nonassessable.
     (d) This Merger Agreement has been duly authorized, executed, and delivered by the Company and the Shareholders, constitutes the legal, valid, and binding obligation of the Shareholders, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Company and the Shareholders in accordance with its terms.

                  5.3    Other Closing Documents.
The Company and the Shareholders shall have delivered to the Purchaser at or prior to the Closing such other documents as the Purchaser may reasonably request in order to enable the Purchaser to determine whether the conditions to its obligations under this Merger Agreement have been met and otherwise to carry out the provisions of this Merger Agreement.

                  5.4    Legal Action.
There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Merger Agreement, or to obtain substantial damages with respect thereto.

                  5.5    No Governmental Action.
There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Merger Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of the Purchaser, (a) makes any of the transactions contemplated by this Merger Agreement illegal, (b) results in a delay in the ability of the Purchaser to consummate any of the transactions contemplated by this Merger Agreement, (c) requires the divestiture by the Purchaser of any of the shares of the Company to be acquired pursuant to this Merger Agreement or of a material portion of the business of either the Purchaser and its subsidiaries taken as a whole, or of the Company, (d) imposes material limitations on the ability of the Purchaser effectively to exercise full rights of ownership of such shares including the right to vote such shares on all matters properly presented to the stockholders of the Company, or (e) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Merger Agreement or impairs the contemplated benefits to the Purchaser of any of the transactions contemplated by this Merger Agreement.

                  5.6    Contractual Consents Needed.
The parties to this Merger Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Merger Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

                  5.7    Material Adverse Change.
Since March 31, 1997, there has been no event or development or combinations of changes or developments, individually or in the aggregate, that could be reasonably expected to have a material adverse effect on the business, operations, or future prospects of the Company.

6. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS.
                  The obligations of the Company and the Shareholders under the Merger Agreement are subject, at the option of the Company and the Shareholders, to the following conditions.
                  6.1    Accuracy of Representations and Compliance With
                         Conditions.
All representations and warranties of the Purchaser contained in this Merger Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by the Purchaser and regardless of the knowledge or lack thereof on the part of the Purchaser or changes beyond its control; as of the Closing, the Purchaser shall have performed and complied with all conditions required to be performed and complied with by it at or before such time by this Merger Agreement, and the Company and the Shareholders shall have received a certificate executed by an executive officer of the Purchaser, dated the date of the Closing, to that effect.

                  6.2    Legal Action.
There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Merger Agreement, or to obtain substantial damages with respect thereto.

                  6.3    Other Closing Documents.
The Purchaser and Merging Subsidiary shall have delivered to the Company and the Shareholders at or prior to the Closing such other documents as the Shareholders may reasonably request in order to enable the Shareholders to determine whether the conditions to their obligations under this Merger Agreement have been met and otherwise to carry out the provisions of this Merger Agreement.

                  6.4    No Governmental Action.
There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Merger Agreement by any federal, state, local or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of the Shareholders, (a) makes any of the transactions contemplated by this Merger Agreement illegal, (b) results in a delay in the ability of the Shareholders to consummate any of the transactions contemplated by this Merger Agreement, or (c) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Merger Agreement or impairs the contemplated benefits to the Shareholders of any of the transactions contemplated by this Merger Agreement.

                  6.5    Contractual Consents.
The parties to this Merger Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Merger Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

                  6.6    Opinion of Counsel.
The Purchaser shall have delivered to Pegasus and the Shareholders on the date of the Closing the opinion of counsel to the Purchaser and Merging Subsidiary, dated as of the Closing Date, in form and substance satisfactory to counsel for Pegasus and the Shareholders, substantially to the effect that:
     (a) MSGI and Merging Subsidiary are corporations validly existing and in good standing under the laws of their states of incorporation, with all requisite corporate power and authority to own, lease, license, and use their properties and assets and to carry on the businesses in which they are now engaged.
     (b) This Merger Agreement has been duly authorized, executed, and delivered by the Purchaser and Merging Subsidiary, constitutes the legal, valid, and binding obligation of the Purchaser and Merging Subsidiary, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to Purchaser and Merging Subsidiary in accordance with its terms.
     (c) The shares of MSGI Common Stock to be delivered to the Shareholders pursuant to this Merger Agreement when issued in accordance with the terms and provisions of this Merger Agreement, will be validly authorized, validly issued, fully paid and nonassessable.

                  6.7    Registration Rights.
On the date of the Closing, MSGI shall grant the Shareholders certain registration rights with respect to the MSGI Common Stock received by them pursuant to the terms of an agreement in the form attached hereto as Exhibit C.

                  6.8    Employment Agreement.
On the date of the Closing, the Company shall have entered into an employment agreement with RB (the "Employment Agreement"), in the form of Exhibit B hereto.

                  6.9    Tax Opinion.
On the date of the Closing, Pegasus and the Shareholders shall have received an opinion from Hutton Ingram Yuzek Gainen Carroll & Bertolotti to the effect that the Merger constitutes a reorganization within the meaning of IRC Section 368 and will result in the tax-free acquisition of shares of MSGI by the Shareholders.

7.  COVENANTS OF THE PURCHASER.
                  The Purchaser covenants and agrees as follows:
                  7.1    Confidentiality.
The Purchaser shall insure that all confidential information which the Purchaser, any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants, may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them without the prior written consent of the Company; provided, however, that the restrictions of this sentence shall not apply (a) to the extent required to enforce this Merger Agreement or (b) to the extent the information shall have otherwise become publicly available.

                  7.2    SEC Filings.
For a period of five years from the Effective Time the Purchaser shall use its best efforts to timely file all reports required to be filed by it under the Exchange Act.

                  7.3    NASDAQ Listing.
For a period of five years from the Effective Time the Purchaser shall use its best efforts to maintain the listing of the MSGI Stock on the NASDAQ SmallCap Market or on another inter-dealer quotation system or stock exchange.

                  7.4    Voting of Securities.
MSGI covenants and agrees to vote its securities of the Company which they are entitled to vote so as to effectuate the provisions and intent of this Merger Agreement.

                  7.5    Lock-Up Agreements.
The Shareholders agree to execute and deliver to MSGI agreements with respect to limiting their ability to sell their shares of MSGI Stock upon the same terms and conditions as agreements being executed by other executive officers and directors of MSGI in connection with a potential public offering of securities of MSGI.

8.  INDEMNIFICATION; SURVIVAL; LIMITATIONS ON LIABILITY.
                  8.1    Indemnification.
     (a) Subject to the terms and conditions set forth in Section 8.2, the Shareholders jointly and severally agree to indemnify and hold harmless the Purchaser, its officers, directors, employees, counsel, and agents, (collectively, the "Indemnitees"), against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and reasonable legal and other expenses related thereto (collectively, "Claims"), as and when incurred, arising out of or based upon any breach of any representation, warranty, covenant, or agreement of any Shareholder contained in this Merger Agreement or any document or instrument delivered in connection with this Merger Agreement.
     (b) Each Indemnitee shall give the Shareholders prompt notice of any claim asserted or threatened against such Indemnitee on the basis of which such Indemnitee intends to seek indemnification (but the obligations of the Shareholders shall not be conditioned upon receipt of such notice, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice). The Shareholders shall promptly assume the defense of any Indemnitee, with counsel reasonably satisfactory to such Indemnitee, and the fees and expenses of such counsel shall be at the sole cost and expense of the Shareholders. Notwithstanding the foregoing, any Indemnitee shall be entitled, at his or its expense, to employ counsel separate from counsel for the Shareholders and from any other party in such action, proceeding, or investigation. No Indemnitee may agree to a settlement of a claim without the prior written approval of the Shareholders, which approval shall not be unreasonably withheld. Notwithstanding the above, if the claim for indemnification arises out of a breach of the representations set forth in
Section 3.4, the Purchaser, at its option, shall have the sole right to represent the Company in any federal, state, local or foreign tax matter, including any audit or administrative or judicial proceeding or the filing of an amended return. The Shareholders agree that they will cooperate fully with Purchaser and its counsel in the defense or compromise of any such tax matter.

                  8.2    Survival.
     (a) Subject to the provisions of Section 8.2(b), the covenants, agreements, representations, and warranties contained in or made pursuant to this Merger Agreement shall survive the Closing and the delivery of the purchase price by the Purchaser, irrespective of any investigation made by or on behalf of any party.
     (b) The liabilities and obligations of the Shareholders under this Merger Agreement shall be subject to the following limitations:
                           (i) The Shareholders shall have no liability or obligation with respect to any claim for a breach of a representation or warranty under this Merger Agreement made after one (1) year from the Closing Date except for claims arising out of a breach of the representations as to tax liabilities under Section 2.4, with respect to which the Shareholders shall remain liable until ninety (90) days after the expiration of the applicable statute of limitations relating to such tax liabilities; and
                           (ii) The  Shareholders  shall not be responsible  for
                                any claims until the cumulative aggregate amount thereof shall exceed Fifty Thousand ($50,000.00) Dollars (the "Minimum Amount") in which case the Shareholders shall then be jointly and severally liable for all amounts in excess of the Minimum Amount.

9.  MISCELLANEOUS.
                  9.1    Brokerage Fees.
Each of the parties hereto represent and warrant to each other that no person has been engaged as a broker or finder in connection with this Merger Agreement. If any person shall assert a claim to a fee, commission, or other compensation on account of alleged employment as a broker or finder, in connection with or as a result of any of the transactions contemplated by this Merger Agreement, the person who is purported to have engaged such broker or finder shall indemnify and hold harmless the other party against any and all Claims as and when incurred, arising out of, based upon, or in connection with such Claim by such person, except to the extent that it is determined in any suit, action, or proceeding that the other party had engaged such broker or finder. Notwithstanding anything in the preceding sentence to the contrary, MSGI acknowledges that Heinemann & Co., Inc., Moskowitz Altman & Hughes LLP and Nancy Cooper, MBA have provided professional advisory and consulting services to Pegasus in connection with the transactions contemplated by this Agreement, and that the fees due to such entities and individual are the responsibility of Pegasus, and that such fees will be paid by Pegasus in the ordinary course of business.

                  9.2    Further Actions.
At any time and from time to time, each party agrees, as its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Merger Agreement.

                  9.3    Submission to Jurisdiction.
Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the County and State of New York, and of any federal court located in the County and State of New York, in connection with any action or proceeding arising out of or relating to, or a breach of, this Merger Agreement, or of any document or instrument delivered pursuant to, in connection with, or simultaneously with this Merger Agreement. Each of the parties hereto agrees that such court may award reasonable legal fees and expenses to the prevailing party.

                  9.4    Merger; Modification.
This Merger Agreement and the Schedules and Exhibits attached hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party to be charged.

                  9.5    Notices.
Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested by Federal Express, or Express Mail or delivered (in person or by telecopy, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address set forth in this Section 9.5 (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9.5). Any notice given to the Purchaser or Merging Subsidiary shall be addressed to Marketing Services Group, Inc., 333 Seventh Avenue, 20th Floor, New York, New York 10001 attention of the President and a copy of such notice (which copy shall not constitute notice) shall also be sent to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019-4315, Attention: Alan I. Annex, Esq. Any notice given to the Company shall be addressed to Pegasus Internet, Inc., 112 East 11th Street, Suite 4C, New York, New York 10003, Attn: Mr. Robert Bourne. Any notice given to RB shall be addressed to him at 11 Waverly Place, Apt. 5C, New York, New York 10003. Any notice given to JJB shall be addressed to him at 24 West 70th Street, New York, New York 10023. Any notice given to RKB shall be addressed to him at 227
Campbell Court, Geneva, Illinois 60134. Any notification to KRB shall be addressed to her at 227 Campbell Court, Geneva, Illinois 60134. A copy of any notice given to the Company or the Shareholders (which copy shall not constitute notice) shall also be sent to Moskowitz, Altman & Hughes LLP, 11 East 44th Street, Suite 504, New York, NY 10017, Attention: John J. Hughes, Jr. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 9.5.

                  9.6    Waiver.
Any waiver by any party of a breach of any terms of this Merger Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Merger Agreement. The failure of a party to insist upon strict adherence to any term of this Merger Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Merger Agreement. Any waiver must be in writing.

                  9.7    Guaranty.
MSGI hereby unconditionally and irrevocably guarantees the obligations of Merging Subsidiary under this Agreement.

                  9.8    Binding Effect.
The provisions of this Merger Agreement shall be binding upon and inure to the benefit of the Purchaser, and its successors and assigns Pegasus, and its successors and assigns, and each Shareholder and his respective assigns, heirs, and personal representatives, and shall inure to the benefit of each Indemnitee and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

                  9.9    No Third-Party Beneficiaries.
This Merger Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Merger Agreement (except as provided in 10.8).

                  9.10     Separability.
If any provision of this Merger Agreement is invalid, illegal, or unenforceable, the balance of this Merger Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                  9.11     Headings.
The headings in this Merger Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Merger Agreement.

                  9.12     Counterparts; Governing Law.
This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules governing the conflict of laws.

                  IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement on July 11, 1997.

                                              MARKETING SERVICES GROUP, INC.

                                              By:  /s/ J. Jeremy Barbera
                                                  Name:  J. Jeremy Barbera
                                                  Title:  Chairman

                                              PII MERGER CORP.

                                              By:  /s/ J. Jeremy Barbera
                                                  Name:  J. Jeremy Barbera
                                                  Title:  President

                                              PEGASUS INTERNET, INC.

                                              By:  /s/ Robert Bourne
                                                  Name:  Robert Bourne
                                                  Title:  President

                                                  /s/ Robert Bourne
                                              ROBERT BOURNE

                                                  /s/ J. Jeremy Barbera
                                              J. JEREMY BARBERA

                                                  /s/ Robert K. Bourne
                                              ROBERT K. BOURNE

                                                  /s/ Kathleen R. Bourne
                                              KATHLEEN R. BOURNE